EXHIBIT 10.1

Executive Officer Compensation Arrangements (2006 Bonus)

On September 7, 2006, the Compensation Committee of the Board of Directors of NeuroMetrix, Inc. (the “Company”) determined the following compensation information for certain executive officers of the Company regarding target cash bonuses for 2006.  This compensation information is as follows:

Name	Title	2006 Target Bonus ($ and % of Base Salary)(1)
Shai N. Gozani, M.D., Ph.D.	Chairman, President and Chief Executive Officer	$131,250 (50%)

Gary Gregory	Chief Operating Officer	$123,375 (50%)

W. Bradford Smith	Chief Financial Officer	$69,300 (30%)

Guy Daniello	Senior Vice President of Information Technology	$47,545 (25%)

Michael Williams	Senior Vice President of Engineering	$49,612 (25%)

(1)             The award of cash bonuses in 2006 will be determined by the Compensation Committee based on the executive officer’s and the Company’s achievement of a number of objective and subjective goals specifically established for each executive officer by the Compensation Committee.